UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Ellis Road Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 18, 2023, IQVIA Holdings Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, IQVIA Inc. (the “Issuer”) intends to raise $1,000,000,000 in gross proceeds through an offering of senior secured notes due 2028 and senior notes due 2030 (the “notes offering”) and intends to refinance certain of its existing indebtedness. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 18, 2023, the Issuer entered into a purchase agreement with the representative of the purchasers named therein, relating to the issuance and sale of $750,000,000 in aggregate principal amount of senior secured notes due 2028 bearing interest at a rate of 5.700% per annum and $500,000,000 in aggregate principal amount of senior notes due 2030 bearing interest at a rate of 6.500% per annum. The consummation of the notes offering, which is expected to occur on or about May 23, 2023, is subject to the satisfaction of customary closing conditions. The Company also issued a press release announcing the pricing of the notes offering, including an additional $250,000,000 aggregate principal amount of senior secured notes due 2028, for a total gross proceeds of $1,250,000,000 for the offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Launch press release dated May 18, 2023

99.2	Pricing press release dated May 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2023

IQVIA HOLDINGS INC.

By:	/s/ Eric Sherbet
Eric Sherbet
Executive Vice President, General Counsel, and Secretary